Exhibit 10.37

GIFT LETTER

TO WHOM IT MAY CONCERN:

This letter confirms that the undersigned donor is making an irrevocable gift to the recipient in the amount of:

$ 125,000.00 USD

Gift shall be in the form of a Promissory Note originally dated December 31, 2017 held by Isabelle Pilon. The ‘maker’ of the promissory note is Bravo Multinational Inc.(BRVO)

The recipient is being Gifted the full original face value of the existing Promissory Note which is Attached here to, plus all accrued interest to date.  The Gifted amount of the Promissory Note shall adopt and continue to hold the same rights of conversion to common stock of the ‘maker’ as the original Promissory Note including and subject to BRVO board of director approved amendments as Attached to this Gift Letter.

To:  Marsadi Parliament

_________________________________

 (Print name of recipient)

600 W. Los Olas Blvd, Unit 1704, Fort Lauderdale, FL 33312

__________________________________________________________

(Address)

We, the undersigned recipient and donor, hereby certify and declare:

- the donor is of sound mind, of the legal age of majority, and

-the value received is a genuine Gift from the donor, and

- no part of the Gift is encumbered by any third party (directly or indirectly) and the donor is the owner of the Promissory Note and is within his legal rights to transfer ownership of the Gift. Additionally, no consideration has been conveyed to the donor for this Gift and there is no requirement implied or inferred that the Gift be repaid.

Recipient:

Signature: /s/ Marsadi Parliament
Print name:Marsadi Paliament
Date: November 19, 2018
Address: 600 W. Los Olas Blvd, Unit 1704, Fort Lauderdale, FL 33312

Donor:

Signature:/s/ Isabell Pilon
Print name:Isabelle Pilon
Date:Nov.19,2018
Address:491A Carlton St. St. Catharines, Ontario Telephone: 905-XXX-XXXX